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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                ----------------------------------

                            FORM 8-K

                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported): June 11, 1999
                                                 -------------

                   NEW GENERATION PLASTIC, INC.
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      (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                 000-24623          87-0559453
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(State or Other Jurisdiction   (Commission      (IRS Employer
     of Incorporation)         File Number)   Identification No.)


  245 PARK AVENUE, 39TH FLOOR, NEW YORK, NY              10167
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   (Address of Principal Executive Offices)            (Zip Code)



Registrant's telephone number, including area code: 212-792-4104
                                                   --------------

                        SW VENTURES, INC.
                  455 EAST 400 SOUTH, SUITE 100
                    SALT LAKE CITY, UTAH 84111
  --------------------------------------------------------------
  (Former name or former address, if changed since last report.)

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Item 5.   Other Events.

     As previously reported in a Form 8-K filed on April 29, 1999 by the Registrant's predecessor, SW Ventures, Inc., a Nevada corporation (SWV), and in accordance with definitive proxy materials filed by SWV on May 26, 1999, at a special meeting of its shareholders held on June 8, 1999 the SWV shareholders overwhelmingly approved a 1-for-15 reverse split of its outstanding common stock, the reincorporation of SWV from Nevada to Delaware, and the recapitalization of SWV. The SWV recapitalization involved the issuance to Bachkine & Meyer Industries, S.A., a British Virgin Island corporation (BMI), of shares representing approximately 98% of the outstanding common stock on a post-split basis in exchange for certain technology and assets from BMI relating to a proprietary and patented method of recycling mixed plastics. In addition, the SWV shareholders also approved a name change following the reincorporation to New Generation Plastic, Inc. (NGP), and a change in its ticker symbol to NGPX. The reverse split, reincorporation, recapitalization and name change became effective as of the close of business on June 10, 1999. The common stock of NGP began trading under its new symbol on the NASD's Electronic Bulletin Board effective with the opening of the markets on June 11, 1999.
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                           SIGNATURES
                           ----------

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NEW GENERATION PLASTIC, INC.

Dated: July 1, 1999           By: /s/ MARC R. ENGEL
                                  ---------------------------
                                  Marc R. Engel
                                  Executive Vice President